The UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2013

Giga-tronics Incorporated

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-12719 (Commission File No.)	94-2656341 (IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA	94583
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 328-4650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On March 18, 2013, Giga-tronics Incorporated (the “Company”) entered into an Asset Purchase Agreement with Teradyne, Inc. (“Teradyne”), of North Reading, Massachusetts, pursuant to which it agreed to sell to Teradyne its product line known as SCPM for approximately $1,000,000. The closing of the sale is expected to occur on or about April 1, 2013.

The assets that are the subject of the transaction consist of certain intellectual property and proprietary information related to the SCPM product line, remaining inventory and test equipment. Certain proprietary information also used by the Company in its non-SCPM business will be licensed to Teradyne for use in the SCPM business. The Company will provide training to Teradyne personnel to enable Teradyne to operate the transferred business independently. At closing, the parties will enter into a related Transition Services Agreement pursuant to which the Company will provide certain support services, including training, warranty service, text fixture duplication and related support through the end of 2013.

In the agreement, the Company agreed not to sell or market the SCPM design or to design any modules compatible with SCPM, other than for Teradyne. The Company retains the right to sell and market other switching products not using the SCPM design and not compatible with SCPM.

The Company will receive 80% of the proceeds at the initial closing and transfer of the assets and an additional 5% of the purchase price upon completion of training. The balance of 15% of the purchase price will be subject to a holdback for contingent liabilities, for which the Company has agreed to indemnify Teradyne, until December 31, 2013. The Company’s continuing indemnity obligation is not limited to the holdback amount.

Assuming no indemnification claims, completion of the sale is expected to result in a one-time gain of approximately $1,000,000, of which approximately 85% will be recognized in the Company’s first quarter of fiscal 2014 (ending June 29, 2013) and the balance in the third quarter of fiscal 2014 (ending December 28, 2013). A last bridge order from Teradyne will accompany the asset sale to allow for a continual supply of product to Teradyne during the transition and to provide a vehicle for training personnel in the manufacture of the items. The order will be filled by the end of the Company’s first quarter of fiscal 2014.

On March 18, 2013, the Company issued a press release announcing the signing of the Asset Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 with this report.

Item 9.01 Financial Statements and Exhibits.

Reference is made to the exhibits listed in the Exhibit Index included with this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2013	GIGA-TRONICS INCORPORATED
By: /s/ John R. Regazzi President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release issued by the Company on March 18, 2013.